                                                         FREE WRITING PROSPECTUS
                                                      FILED PURSUANT TO RULE 433
                                                     REGISTRATION NO. 333-129844

-------------------------------------------------------------------------------
THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 22, 2006.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.
-------------------------------------------------------------------------------

LBUBS 06-C6

Settlement    10/04/06
Dated Date    09/11/06
1st Payment   10/15/06

                                                 Coupon            Interest
               S&P     Moody's                   Type              Accrual Basis   Rated Final
----------------------------------------------------------------------------------------------

A1             AAA     Aaa       Public          Fixed             30/360               Sep-39
A2             AAA     Aaa       Public          Fixed             30/360               Sep-39
A3             AAA     Aaa       Public          Fixed             30/360               Sep-39
AAB            AAA     Aaa       Public          Fixed             30/360               Sep-39
A4             AAA     Aaa       Public          Fixed             30/360               Sep-39
A1A            AAA     Aaa       Public          Fixed             30/360               Sep-39
AM             AAA     Aaa       Public          Fixed             30/360               Sep-39
AJ             AAA     Aaa       Public          Fixed (WAC Cap)   30/360               Sep-39
B              AA+     Aa1       Public          Fixed (WAC Cap)   30/360               Sep-39
C              AA      Aa2       Public          Fixed (WAC Cap)   30/360               Sep-39
D              AA-     Aa3       Public          Fixed (WAC Cap)   30/360               Sep-39
E              A+      A1        Public          Fixed (WAC Cap)   30/360               Sep-39
F              A       A2        Public          Fixed (WAC Cap)   30/360               Sep-39
XCL            AAA     Aaa       Private/144A    Variable IO       30/360               Sep-39
XCP            AAA     Aaa       Private/144A    Variable IO       30/360               Sep-39
G              A-      A3        Private/144A    Fixed (WAC Cap)   30/360               Sep-39
H              BBB+    Baa1      Private/144A    WAC - 0.37%       30/360               Sep-39
J              BBB     Baa2      Private/144A    WAC - 0.24%       30/360               Sep-39
K              BBB-    Baa3      Private/144A    WAC               30/360               Sep-39
L              BB+     Ba1       Private/144A    Fixed             30/360               Sep-39
M              BB      Ba2       Private/144A    Fixed             30/360               Sep-39
N              BB-     Ba3       Private/144A    Fixed             30/360               Sep-39
P              B+      NR        Private/144A    Fixed             30/360               Sep-39
Q              B       NR        Private/144A    Fixed             30/360               Sep-39
S              B-      NR        Private/144A    Fixed             30/360               Sep-39
T              NR      NR        Private/144A    Fixed             30/360               Sep-39

JRP1           AAA     NR        Private/144A    WAC               30/360               Sep-39
JRP2           AA+     NR        Private/144A    WAC               30/360               Sep-39
JRP3           AA      NR        Private/144A    WAC               30/360               Sep-39
JRP4           AA-     NR        Private/144A    WAC               30/360               Sep-39
JRP5           A+      NR        Private/144A    WAC               30/360               Sep-39
JRP6           A       NR        Private/144A    WAC               30/360               Sep-39
JRP7           A-      NR        Private/144A    WAC               30/360               Sep-39
JRP8           BBB+    NR        Private/144A    WAC               30/360               Sep-39
JRP9           BBB     NR        Private/144A    WAC               30/360               Sep-39
JRP10          BBB-    NR        Private/144A    WAC               30/360               Sep-39
JRP11          BB+     NR        Private/144A    WAC               30/360               Sep-39
JRP12          BB      NR        Private/144A    WAC               30/360               Sep-39
JRP13          BB-     NR        Private/144A    WAC               30/360               Sep-39
JRP14          B+      NR        Private/144A    WAC               30/360               Sep-39
JRP15          B       NR        Private/144A    WAC               30/360               Sep-39
JRP16          B-      NR        Private/144A    WAC               30/360               Sep-39
JRP17          NR      NR        Private/144A    WAC               30/360               Sep-39

                            Initial                          %
                 Sub %      Coupon        Size              of Deal     Window        Avg Life
----------------------------------------------------------------------------------------------

A1             30.000%      5.23000         80,000,000       2.6%       10/06-06/11       3.25
A2             30.000%      5.26200        220,000,000       7.2%       06/11-09/11       4.75
A3             30.000%      5.33700         41,000,000       1.3%       07/13-08/13       6.81
AAB            30.000%      5.34100         77,000,000       2.5%       09/11-02/16       7.33
A4             30.000%      5.37200      1,353,238,000      44.4%       02/16-09/16       9.81
A1A            30.000%      5.34200        361,398,000      11.9%       10/06-09/16       7.18
AM             20.000%      5.41300        304,663,000      10.0%       09/16-09/16       9.95
AJ             12.500%      5.45200        228,496,000       7.5%       09/16-09/16       9.95
B              11.625%      5.47200         26,658,000       0.9%       09/16-09/16       9.95
C              10.000%      5.48200         49,508,000       1.6%       09/16-09/16       9.95
D               9.000%      5.50200         30,466,000       1.0%       09/16-09/16       9.95
E               8.500%      5.54100         15,233,000       0.5%       09/16-09/16       9.95
F               7.250%      5.57000         38,083,000       1.3%       09/16-09/16       9.95
XCL                N/A      0.07017      3,046,623,954                  10/06-09/21       8.98
XCP                N/A      0.64673      2,850,537,000                  09/07-09/13       5.59
G               6.375%      5.63900         26,658,000       0.9%       09/16-09/16       9.95
H               5.375%      5.69411         30,466,000       1.0%       09/16-09/16       9.95
J               4.250%      5.82411         34,275,000       1.1%       09/16-09/16       9.95
K               2.500%      6.06411         53,316,000       1.8%       09/16-10/16       9.99
L               2.250%      5.09900          7,616,000       0.2%       10/16-10/16      10.03
M               1.875%      5.09900         11,425,000       0.4%       10/16-10/16      10.03
N               1.625%      5.09900          7,617,000       0.3%       10/16-01/20      10.97
P               1.375%      5.09900          7,616,000       0.2%       01/20-09/21      14.57
Q               1.250%      5.09900          3,809,000       0.1%       09/21-09/21      14.95
S               0.875%      5.09900         11,424,000       0.4%       09/21-09/21      14.95
T                  N/A      5.09900         26,658,954       0.9%       09/21-09/21      14.95

JRP1               N/A      5.97410            431,934                  10/06-04/07       0.27
JRP2               N/A      5.97410          2,104,192                  04/07-10/09       1.83
JRP3               N/A      5.97410          2,819,259                  10/09-07/11       4.28
JRP4               N/A      5.97410          1,938,289                  07/11-07/11       4.78
JRP5               N/A      5.97410          1,934,652                  07/11-07/11       4.78
JRP6               N/A      5.97410          1,938,289                  07/11-07/11       4.78
JRP7               N/A      5.97410          1,937,077                  07/11-07/11       4.78
JRP8               N/A      5.97410          2,109,023                  07/11-07/11       4.78
JRP9               N/A      5.97410          3,778,933                  07/11-07/11       4.78
JRP10              N/A      5.97410          6,577,663                  07/11-05/16       7.94
JRP11              N/A      5.97410         14,098,128                  05/16-08/16       9.73
JRP12              N/A      5.97410         13,532,753                  08/16-08/16       9.86
JRP13              N/A      5.97410          5,294,821                  08/16-08/16       9.86
JRP14              N/A      5.97410          4,978,737                  08/16-08/16       9.86
JRP15              N/A      5.97410          2,532,036                  08/16-08/16       9.86
JRP16              N/A      5.97410          2,518,154                  08/16-08/16       9.86
JRP17              N/A      5.97410          8,147,546                  08/16-08/16       9.86

Call: 1% of Original balance (including non-pooled split loan balances)

Interest Reserve is 1 days interest at the Gross Rate for all loans except at
(Gross Rate - 0.01%) for Reckson Portfolio and (Gross Rate - 0.0025%) for 1155
Ave of the Americas.

Penalties allocated to Classes A1 through K using base interest fraction. On and prior to 9/2009, 85%/15% of remaining to XCL/XCP. Thereafter, 100% of remaining to XCL.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 22, 2006.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

RECKSON PORTFOLIO POOL I         UPB               Gross Cpn
-----------------------------------------------------------------------------
A                                159,068,300.00    5.2000000
B                                 37,000,000.00    5.2000000
-----------------------------------------------------------------------------
WL                               196,068,300.00    5.2000000    Interest-Only

In the event of default, principal is sequential (A then B).

- TERRACE OFFICE COMPLEX: MORTGAGE RATE FOR THE INTEREST PERIODS THROUGH AND
INCLUDING JULY 10, 2008 IS 5.75% PER ANNUM. FROM AND AFTER JULY 11, 2008, THE
MORTGAGE RATE IS 6.22302% PER ANNUM.

                                                  WL        WL           Pooled           Pooled    Non-Pooled      Non-Pooled
                                  Whole Loan      Rate      P&I          Size             Rate      Size            Rate
------------------------------------------------------------------------------------------------------------------------------

Park Square                       95,000,000.00   5.91000           IO    71,200,000.00   5.90400   23,800,000.00     5.92795
 Sheraton Sand Key Hotel          34,896,225.22   5.84000   222,094.77    17,691,861.00   5.69250   17,204,364.22     5.99168
 Naples Walk I, II, & III         18,374,055.54   6.15000   120,244.30    10,608,069.00   5.99150    7,765,986.54     6.36651
 Lakewood Ranch Shopping Center   10,185,617.83   6.15000    66,657.17     5,860,258.00   5.98150    4,325,359.83     6.37829
 Country Club Safeway              9,025,000.00   6.16000           IO     5,025,623.00   6.05260    3,999,377.00     6.29496
 Mission Plaza Shopping Center     8,793,067.34   5.78000    51,697.89     3,940,569.00   5.78500    4,852,498.34     5.77594
 Yankee Candle Flagship Store      7,283,790.99   6.13000    44,367.02     3,597,418.00   6.00410    3,686,372.99     6.25286
Mango Plaza                        6,989,556.04   6.40000    43,785.41     5,009,827.00   6.56400    1,979,729.04     5.98499
Fairfax II                         6,489,168.86   5.99000    38,929.00     2,076,448.00   6.33900    4,412,720.86     5.82577
 Stor-All/Weston II                3,584,336.20   5.57000    20,598.79     2,524,949.00   5.59650    1,059,387.20     5.50684
CVS - Waynesboro                   3,291,912.87   6.22000    21,707.93     1,723,640.00   6.50900    1,568,272.87     5.90237
 Stor-All/Oviedo                   2,887,381.94   5.57000    16,593.47     1,339,969.00   5.66650    1,547,412.94     5.48644
 Stor-All/Landmark                 1,593,038.30   5.57000     9,155.02     1,123,034.00   5.59650      470,004.30     5.50668

                                 208,393,151.13                          131,721,665.00             76,671,486.13

Prior to event of default, principal is prorata between the Pooled and
Non-Pooled Portions. In the event of default, principal is sequential between the Pooled and Non-Pooled Portions.

-----------------------------------------------------------------
                                           ADDITIONAL    ON AND
ADD'L AMORTIZATION LOANS   BALANCE         PRINCIPAL     AFTER
-----------------------------------------------------------------
Redwood Portfolio I        54,550,000.00    53,567.91    10/11/11
Sylmar Square              24,900,000.00    25,558.56    08/11/10
Indigo Springs             17,535,000.00    16,943.18    10/11/11
Toluca Medical              9,200,000.00     9,241.31    08/11/11
Hamden Village              7,000,000.00     7,196.70    10/11/11
303-313 Central Avenue      4,800,000.00     4,834.56    09/11/11
-----------------------------------------------------------------

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 22, 2006.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

1155 AVE OF AMERICAS

                                                  Principal
Period           Date           Ending Balance    Payment
-------------------------------------------------------------
             0    9/1/2006      12,090,447.80           0.00
             1   10/1/2006      12,000,670.61      89,777.19
             2   11/1/2006      11,927,177.87      73,492.74
             3   12/1/2006      11,836,651.68      90,526.19
             4    1/1/2007      11,762,381.42      74,270.26
             5    2/1/2007      11,687,759.10      74,622.33
             6    3/1/2007      11,562,837.65     124,921.45
             7    4/1/2007      11,487,269.40      75,568.25
             8    5/1/2007      11,394,725.13      92,544.27
             9    6/1/2007      11,318,359.96      76,365.17
            10    7/1/2007      11,225,040.81      93,319.15
            11    8/1/2007      11,147,871.26      77,169.55
            12    9/1/2007      11,070,335.90      77,535.36
            13   10/1/2007      10,975,878.95      94,456.96
            14   11/1/2007      10,897,528.27      78,350.68
            15   12/1/2007      10,802,278.56      95,249.71
            16    1/1/2008      10,723,104.94      79,173.61
            17    2/1/2008      10,643,556.01      79,548.93
            18    3/1/2008      10,530,652.42     112,903.59
            19    4/1/2008      10,450,191.18      80,461.24
            20    5/1/2008      10,352,889.31      97,301.87
            21    6/1/2008      10,271,585.41      81,303.91
            22    7/1/2008      10,173,464.18      98,121.22
            23    8/1/2008      10,091,309.72      82,154.46
            24    9/1/2008      10,008,765.82      82,543.90
            25   10/1/2008       9,909,438.91      99,326.91
            26   11/1/2008       9,826,032.86      83,406.05
            27   12/1/2008       9,725,867.67     100,165.20
            28    1/1/2009       9,641,591.42      84,276.25
            29    2/1/2009       9,556,915.66      84,675.76
            30    3/1/2009       9,422,870.65     134,045.01
            31    4/1/2009       9,337,158.07      85,712.58
            32    5/1/2009       9,234,750.16     102,407.91
            33    6/1/2009       9,148,145.81      86,604.35
            34    7/1/2009       9,044,870.80     103,275.00
            35    8/1/2009       8,957,366.34      87,504.46
            36    9/1/2009       8,869,447.08      87,919.27
            37   10/1/2009       8,764,893.54     104,553.53
            38   11/1/2009       8,676,061.87      88,831.67
            39   12/1/2009       8,570,621.18     105,440.69
            40    1/1/2010       8,480,868.58      89,752.60
            41    2/1/2010       8,390,690.52      90,178.07
            42    3/1/2010       8,251,652.12     139,038.40
            43    4/1/2010       8,160,387.48      91,264.65
            44    5/1/2010       8,052,581.13     107,806.34
            45    6/1/2010       7,960,372.81      92,208.33
            46    7/1/2010       7,851,648.89     108,723.91
            47    8/1/2010       7,758,488.06      93,160.83
            48    9/1/2010       7,664,885.61      93,602.45
            49   10/1/2010       7,554,806.15     110,079.46
            50   11/1/2010       7,460,238.17      94,567.99
            51   12/1/2010       7,349,219.89     111,018.28
            52    1/1/2011       7,253,677.34      95,542.55
            53    2/1/2011       7,157,681.87      95,995.46
            54    3/1/2011       7,013,364.14     144,317.73
            55    4/1/2011       6,916,229.50      97,134.65
            56    5/1/2011       6,802,715.58     113,513.92
            57    6/1/2011       6,704,582.37      98,133.21
            58    7/1/2011       6,590,097.52     114,484.85
            59    8/1/2011       6,490,956.41      99,141.11
            60    9/1/2011       6,391,345.33      99,611.08
            61   10/1/2011       6,275,423.50     115,921.83
            62   11/1/2011       6,174,790.71     100,632.79
            63   12/1/2011       6,057,875.44     116,915.27
            64    1/1/2012       5,956,211.38     101,664.06
            65    2/1/2012       5,854,065.38     102,145.99
            66    3/1/2012       5,719,922.40     134,142.99
            67    4/1/2012       5,616,656.30     103,266.10
            68    5/1/2012       5,497,180.58     119,475.71
            69    6/1/2012       5,392,858.59     104,321.99
            70    7/1/2012       5,272,356.21     120,502.38
            71    8/1/2012       5,166,968.46     105,387.75
            72    9/1/2012       5,061,081.13     105,887.33
            73   10/1/2012       4,939,056.71     122,024.41
            74   11/1/2012       4,832,088.98     106,967.73
            75   12/1/2012       4,709,014.07     123,074.91
            76    1/1/2013       4,600,955.84     108,058.23
            77    2/1/2013       4,492,385.37     108,570.47
            78    3/1/2013       4,336,655.74     155,729.64
            79    4/1/2013       4,226,832.37     109,823.36
            80    5/1/2013       4,100,980.85     125,851.53
            81    6/1/2013       3,990,040.29     110,940.56
            82    7/1/2013       3,863,102.47     126,937.81
            83    8/1/2013       3,751,034.27     112,068.20
            84    9/1/2013       3,638,434.82     112,599.45
            85   10/1/2013       3,509,884.02     128,550.80
            86   11/1/2013       3,396,141.42     113,742.60
            87   12/1/2013       3,266,479.09     129,662.32
            88    1/1/2014       3,151,582.65     114,896.44
            89    2/1/2014       3,036,141.55     115,441.10
            90    3/1/2014       2,874,176.76     161,964.79
            91    4/1/2014       2,757,420.64     116,756.12
            92    5/1/2014       2,624,828.18     132,592.46
            93    6/1/2014       2,506,890.05     117,938.14
            94    7/1/2014       2,373,148.28     133,741.76
            95    8/1/2014       2,254,017.08     119,131.20
            96    9/1/2014       2,134,321.14     119,695.94
            97   10/1/2014       1,998,870.22     135,450.92
            98   11/1/2014       1,877,964.78     120,905.44
            99   12/1/2014       1,741,337.82     136,626.96
           100    1/1/2015       1,619,211.57     122,126.25
           101    2/1/2015       1,496,506.39     122,705.18
           102    3/1/2015       1,327,949.40     168,556.99
           103    4/1/2015       1,203,863.51     124,085.88
           104    5/1/2015       1,064,144.12     139,719.40
           105    6/1/2015         938,807.69     125,336.43
           106    7/1/2015         797,872.34     140,935.34
           107    8/1/2015         671,273.67     126,598.67
           108    9/1/2015         544,074.88     127,198.80
           109   10/1/2015         401,328.70     142,746.18
           110   11/1/2015         272,850.24     128,478.45
           111   12/1/2015         128,859.82     143,990.42
           112    1/1/2016               0.00     128,859.82

THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 22, 2006.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

PROPERTY NAME                                        POOLED BALANCE          NET INT 0 CPR          NET INT 100 CPY
--------------------------------------------------------------------------------------------------------------------

1211 Avenue of the Americas                           400,000,000.00          259,666,212.33         253,126,423.00
125 High Street                                       340,000,000.00          192,634,846.82         187,741,725.11
The Shops at Las Americas                             180,000,000.00          103,014,538.02         100,434,944.75
Westfield Chesterfield                                140,000,000.00           81,310,102.22          77,214,441.11
The Terrace Office Complex                            131,000,000.00           78,723,465.98          76,791,051.98
Greenbrier Mall                                        84,913,873.89           45,925,284.90          44,876,487.71
Chapel Hill Mall                                       76,924,800.68           43,065,140.41          42,079,027.46
Park Square Building                                   71,200,000.00           42,147,213.80          40,727,557.00
One Penn Center                                        71,000,000.00           44,044,683.76          42,976,784.04
Redwood Portfolio I                                    54,550,000.00           35,073,934.26          34,228,652.91
Tindeco Wharf Apartments                               49,250,000.00           30,407,541.00          29,636,987.81
Eagle Road Shopping Center                             49,210,000.00           46,689,511.52          45,983,845.03
Willowwood I & II                                      46,400,000.00           28,362,699.87          27,629,918.84
LeCraw Portfolio - Three Properties                    45,625,000.00           13,229,569.48          12,538,240.47
Haverhill Apartments                                   45,610,000.00           13,833,034.09          13,354,676.41
Midland Mall                                           37,962,888.65           21,252,926.48          20,766,273.34
Reckson Portfolio Subordinate Tranche                  37,000,000.00            7,777,381.50           7,612,352.25
7080 Hollywood Boulevard                               30,000,000.00           18,979,162.50          18,501,165.00
Pavilion Place Apartments                              29,000,000.00           12,239,230.89          11,503,440.47
Arbors at Winters Chapel                               26,000,000.00            7,243,855.67           6,865,319.50
55 Hawthorne Street                                    25,800,000.00           11,201,609.65          11,201,609.65
Sylmar Square                                          24,900,000.00           15,493,190.54          15,120,503.52
Atrium - Plano                                         22,880,000.00           14,474,774.60          14,110,221.84
Oakbrook Apartments                                    22,650,000.00           13,796,578.68          13,796,578.68
Tiger Plaza Apartments                                 19,150,000.00           11,664,657.03          11,664,657.03
Twin Towers Dallas                                     18,120,000.00           10,907,932.42          10,655,681.00
Beltway Marketplace                                    18,100,000.00           11,148,726.78          11,148,726.78
Atlantic Place                                         18,000,000.00           11,373,763.50          11,085,542.50
Sheraton Sand Key Hotel                                17,691,861.00            4,598,378.19           4,372,837.01
Indigo Springs                                         17,535,000.00           11,417,427.73          11,142,066.36
Kite Naples Portfolio - Pine Ridge                     17,500,000.00           11,164,397.60          10,897,939.46
Kohl's - Herndon                                       17,400,000.00           10,690,899.30          10,419,982.75
100 Franklin Street                                    17,100,000.00           11,156,481.75          10,875,501.68
Oak Park Spring Lake Portfolio                         17,000,000.00           10,689,241.58          10,597,749.00
LeCraw Portfolio - Courtland Club Apartments           14,300,000.00            4,173,532.06           3,955,438.39
Lincolnshire Springhill Suites                         14,200,000.00            6,377,140.67           6,152,138.87
LeCraw Portfolio - Winterset Apartments                13,850,000.00            4,042,197.14           3,830,966.55
South Valley Plaza                                     13,500,000.00            8,121,576.51           7,924,918.04
StorageMart #1905                                      13,350,000.00            3,883,239.71           3,748,982.23
StorageMart #1906                                      13,275,000.00            3,861,423.76           3,727,920.53
Las Colinas at Brookhollow Apartments                  12,800,000.00            6,981,080.07           6,813,255.13
Brandywood Apartments                                  12,650,000.00            7,633,266.98           7,633,266.98
Kelly Crossing                                         12,600,000.00            6,872,000.70           6,706,798.02
1155 Avenue of the Americas                            12,090,447.80            3,439,499.65           3,439,499.65
Chesterfield Tech Park                                 12,000,000.00            7,173,218.39           7,060,891.94
Central Arts Building                                  11,600,000.00            6,925,248.78           6,925,248.78
River Exchange                                         11,000,000.00            3,507,254.06           3,268,876.11
Oakwood Square Shopping Center                         10,871,734.89            6,130,548.50           6,130,548.50
Naples Walk I, II, & III                               10,608,069.00            5,604,050.09           5,482,217.32
Kite Naples Portfolio - Riverchase                     10,500,000.00            6,698,638.56           6,538,763.67
StorageMart #2101                                      10,150,000.00            2,952,425.70           2,850,349.78
StorageMart #129                                       10,110,000.00            2,940,790.52           2,839,116.88
Toluca Medical                                          9,200,000.00            5,703,082.69           5,564,899.76
Hartford Run Apartments                                 9,150,000.00            2,868,001.42           2,819,308.42
StorageMart #535                                        8,840,000.00            2,571,373.71           2,482,472.13
3545 Wilshire Boulevard                                 8,600,000.00            5,394,519.85           5,257,493.90
StorageMart #505                                        8,550,000.00            2,487,018.69           2,401,033.56
5024 Pelham Road                                        8,310,000.00            4,556,002.74           4,436,489.48
Cypress City Center                                     8,160,000.00            5,118,521.16           4,988,505.84
Corporate Square                                        8,025,000.00            4,706,492.01           4,706,492.01
ADF Portfolio                                           7,650,000.00            4,460,350.95           4,460,350.95
Comfort Inn - King of Prussia                           7,644,149.83            4,521,382.49           4,415,951.39
Tel Huron                                               7,600,000.00            4,376,347.17           4,276,480.01
Springfield Apartments                                  7,200,000.00            3,926,857.54           3,832,456.01
Euclid Avenue Shopping Center                           7,183,096.86            6,268,360.68           6,268,360.68
Silverlakes Professional Campus                         7,100,000.00            4,532,424.32           4,532,424.32
Hamden Village                                          7,000,000.00            4,336,780.82           4,232,488.77
Trump International Hotel & Tower - Commercial          7,000,000.00            4,338,067.42           4,227,876.33
Plaza Mayor                                             6,994,676.16            4,151,463.88           4,054,629.62
StorageMart #1612                                       6,760,000.00            1,966,344.60           1,898,361.04
Holiday Inn Express - Langhorne-Oxford Valley           6,550,000.00            3,842,314.12           3,753,348.78
Citizens 31 Portfolio                                   6,395,039.00            2,002,333.07           1,899,703.89
Border's Bookstore                                      6,240,000.00            3,867,428.19           3,835,858.08
Woodlake Apartments                                     6,200,000.00            1,645,646.07           1,645,646.07
Indian School                                           6,158,911.96            3,489,393.69           3,460,463.13
Villa D'Orleans Apartments                              6,150,000.00            3,731,733.02           3,731,733.02
Valencia Entertainment Center                           6,000,000.00            3,552,284.76           3,467,834.22
Andresen Plaza                                          5,985,026.46            3,470,539.50           3,388,156.01
Lakewood Ranch Shopping Center                          5,860,258.00            3,090,656.53           3,023,465.26
StorageMart #128                                        5,784,000.00            1,682,446.33           1,624,278.14
StorageMart #538                                        5,715,000.00            1,662,375.65           1,604,901.38
Miramar Shopping Center                                 5,589,000.00            3,343,700.92           3,184,617.88
Oaks at Campbell Station                                5,550,000.00            3,290,063.29           3,264,167.63
Walgreens - Reading                                     5,532,000.00            3,412,749.19           3,354,823.31
All Seasons Storage Center                              5,500,000.00            3,282,147.52           3,282,147.52
Abington Shopping Center                                5,495,724.65            3,217,096.88           3,217,096.88
Fishers Town Commons                                    5,491,657.10            3,243,715.76           3,218,854.47
Candlewood Suites South                                 5,350,000.00            3,160,066.65           3,160,066.65
Tropic Venture Portfolio                                5,343,000.00            3,257,573.03           3,232,204.94
Lipscomb & Pitts Building                               5,300,000.00            3,209,781.39           3,209,781.39
Hampton Inn - Eau Clair                                 5,300,000.00            2,987,277.85           2,921,878.79
Taft Hills Plaza                                        5,250,000.00            3,195,277.37           3,117,942.24
Ivey Glen Apartments                                    5,240,000.00            3,127,313.30           3,127,313.30
Floor Decor                                             5,212,489.21            3,111,260.35           2,963,577.85
Valley Mack Plaza                                       5,200,000.00            3,163,298.28           3,087,370.19
Paradise Park                                           5,200,000.00            3,131,509.14           3,081,743.02
Eckerd Portfolio - Wilson and Cambridge                 5,192,433.77            3,145,672.36           3,072,240.50
999 Walt Whitman                                        5,140,000.00            3,190,417.28           3,109,569.36
Country Club Safeway                                    5,025,623.00            2,966,273.88           2,891,493.87
Mango Plaza                                             5,009,827.00            3,066,317.44           3,066,317.44
Citizens 23 Portfolio                                   5,005,457.00            1,567,244.88           1,486,916.05
StorageMart #506                                        4,960,000.00            1,442,761.72           1,392,880.29
StorageMart #105                                        4,920,000.00            1,431,126.55           1,381,647.38
StorageMart #112                                        4,840,000.00            1,407,856.19           1,359,181.57
303-313 Central Avenue                                  4,800,000.00            2,996,694.81           2,923,932.21
1315 Dixwell Avenue                                     4,744,536.88            2,813,030.75           2,813,030.75
StorageMart #820                                        4,706,000.00            1,368,878.36           1,321,551.34
Walgreens New Jersey                                    4,650,000.00            2,935,961.36           2,865,931.64
765 Moreland                                            4,489,012.30            2,643,457.56           2,643,457.56
Citizens 18 Portfolio                                   4,435,900.00            1,388,912.45           1,317,724.02
Walgreens - Humble                                      4,395,000.00            2,759,061.48           2,688,978.69
Oak Tree Mobile Home Park                               4,293,969.32            2,657,889.40           2,595,726.65
Victorville Self Storage                                4,200,000.00            2,284,824.43           2,265,439.50
Holiday Inn - Superior                                  4,125,000.00            2,407,534.32           2,354,640.73
21st Century Storage                                    4,100,000.00            2,499,459.20           2,480,007.09
Walgreens - San Antonio                                 4,060,000.00            2,570,573.21           2,505,832.34
Citizens 19 Portfolio                                   4,031,963.00            1,262,436.85           1,197,730.90
Walgreens - Gessner                                     3,960,000.00            2,507,258.60           2,444,112.33
Cross River Mill                                        3,947,118.18            2,403,007.16           2,403,007.16
Mission Plaza Shopping Center                           3,940,569.00            2,022,694.40           1,975,294.88
3300 Tenth Street                                       3,918,000.00            2,148,064.83           2,091,716.70
Holiday Inn - Houghton                                  3,911,556.72            2,428,352.12           2,374,136.73
Northside Plaza                                         3,894,000.00            2,329,642.40           2,218,805.16
StorageMart #1610                                       3,890,000.00            1,131,520.78           1,092,400.07
Veronica III Medical Arts Building                      3,844,239.91            2,290,054.49           2,272,489.20
Rite Aid - Elko                                         3,766,174.06            1,917,516.37           1,917,516.37
Walgreens - Huffmeister                                 3,765,000.00            2,363,564.61           2,303,527.82
StorageMart #805                                        3,760,000.00            1,093,706.47           1,055,893.12
Citizens 9 Portfolio                                    3,705,666.00            1,160,270.89           1,100,801.44
StorageMart #711                                        3,680,000.00            1,070,436.12           1,033,427.31
StorageMart #1611                                       3,608,000.00            1,049,492.80           1,013,208.08
Safeguard Self Storage                                  3,600,000.00            2,385,726.30           2,364,956.40
Yankee Candle Flagship Store                            3,597,418.00            1,957,019.97           1,911,780.12
Dunmore Shopping Center                                 3,597,201.59            2,105,736.08           2,105,736.08
Citizens 24 Portfolio                                   3,585,233.00            1,122,562.45           1,065,025.73
Citizens 11 Portfolio                                   3,578,673.00            1,120,508.46           1,063,077.02
Brookhaven Plaza                                        3,550,000.00            2,253,595.32           2,253,595.32
Walgreens - Horn Lake                                   3,483,000.00            2,275,520.53           2,217,856.85
Guardian Self Storage - Military                        3,400,000.00            2,054,467.18           2,054,467.18
Oakbrook I Office Park                                  3,400,000.00            1,973,620.22           1,973,620.22
Access Self Storage                                     3,300,000.00            1,886,829.11           1,843,390.41
StorageMart #801                                        3,175,000.00              923,542.03             891,611.88
Walgreens Vermont                                       3,150,000.00            1,937,111.13           1,890,976.95
StorageMart #1302                                       3,140,000.00              913,361.25             881,783.09
Bayberry Crossing Shopping Center                       3,125,000.00            1,818,022.56           1,776,048.43
StorageMart #1613                                       3,100,000.00              901,726.08             870,550.18
StorageMart #122                                        3,056,000.00              888,927.38             858,193.98
Brattleboro & Bellows Falls                             3,025,000.00            1,851,227.99           1,851,227.99
StorageMart #1609                                       2,975,000.00              865,366.15             835,447.35
Walgreens - Wake Forest                                 2,926,591.46            1,650,817.88           1,612,481.33
Holiday Inn Express Plainview                           2,896,719.07            1,740,578.56           1,740,578.56
Citizens 25 Portfolio                                   2,812,983.00              880,765.37             835,621.92
Citizens 3 Portfolio                                    2,796,504.00              875,605.68             830,726.68
Eckerd - Whiteville                                     2,775,000.00            1,753,378.12           1,711,854.09
361 California Avenue                                   2,700,000.00            1,510,670.49           1,510,670.49
StorageMart #1301                                       2,680,000.00              779,556.74             752,604.67
Indian Lake Park Vue                                    2,678,000.00            1,533,909.31           1,498,590.68
3825 Del Amo                                            2,600,000.00            1,621,951.50           1,580,046.65
Citizens 7                                              2,598,800.00              813,703.12             771,996.93
Pinar Plaza                                             2,596,332.68            1,601,820.76           1,601,820.76
StorageMart #516                                        2,540,000.00              738,833.62             713,289.50
Stor-All/Weston II                                      2,524,949.00            1,250,199.02           1,220,988.60
7-Eleven of Coconut Creek                               2,500,000.00            1,472,896.55           1,438,899.43
Hialeah Warehouse                                       2,371,397.37            1,400,695.22           1,400,695.22
Bellagio Shoppes                                        2,350,000.00            1,410,532.66           1,410,532.66
Guardian Self Storage - Bandera                         2,310,000.00            1,405,264.19           1,405,264.19
Vermont & Sepulveda                                     2,300,000.00            1,321,229.38           1,321,229.38
StorageMart #1603                                       2,280,000.00              663,204.98             640,275.62
Westridge Retail                                        2,250,000.00            1,365,524.25           1,365,524.25
Stadium Square Apartments                               2,200,000.00            1,340,065.04           1,340,065.04
Walgreens - Daphne                                      2,187,199.97            1,233,745.54           1,205,094.56
Eckerd - Cleveland                                      2,175,000.00            1,314,898.53           1,304,666.67
Stonegate Mobile Home Park                              2,164,836.62            1,309,308.45           1,278,748.72
Citizens 10 Portfolio                                   2,132,575.00              667,724.69             633,500.60
Georgia Self Storage                                    2,093,169.64            1,198,478.83           1,189,129.24
StorageMart #107                                        2,080,000.00              605,029.11             584,111.09
Fairfax II                                              2,076,448.00            1,220,769.88           1,220,769.88
The Vineyards                                           2,073,594.36            1,317,506.97           1,286,590.05
233 East Carrillo Street                                2,000,000.00            1,262,096.83           1,229,489.22
Grants Crossing                                         1,960,000.00            1,184,919.91           1,175,699.47
4150 Boulder Highway                                    1,860,000.00            1,101,702.71           1,101,702.71
Eckerd - Cary                                           1,821,390.47            1,114,492.15           1,105,923.20
Magnolia Park                                           1,800,000.00            1,127,089.83           1,100,934.10
StorageMart #106                                        1,776,000.00              516,601.78             498,741.01
CVS - Waynesboro, PA                                    1,723,640.00            1,007,600.53           1,007,600.53
Shady Oaks                                              1,650,000.00              554,464.75             527,502.63
Atmos Energy                                            1,622,568.79              966,581.51             966,581.51
Family Dollar Portfolio                                 1,580,000.00              859,068.23             840,328.37
Whitney Point Estates                                   1,500,000.00              876,126.20             856,108.31
Citizens 1 Portfolio                                    1,471,370.00              460,696.61             437,083.70
Colleyville Retail                                      1,450,000.00              888,838.11             888,838.11
Greenfield Secure Storage                               1,400,000.00              856,766.67             856,766.67
101 East Seneca Turnpike                                1,398,416.10              840,279.08             833,994.21
Stor-All/Oviedo                                         1,339,969.00              671,844.43             656,147.04
Family Dollar - Fullerton                               1,309,320.15              706,209.00             690,656.35
StorageMart #113                                        1,300,000.00              378,143.19             365,069.43
Citizens 2 Portfolio                                    1,298,130.00              406,453.91             385,621.20
Citizens 26                                             1,209,935.00              378,839.42             359,422.08
Family Dollar - Pulaski                                 1,180,485.44              636,719.22             622,696.93
Stor-All/Landmark                                       1,123,034.00              556,057.12             543,065.05
Citizens 30                                             1,080,200.00              338,218.45             320,883.13
Waterville Commons                                      1,030,000.00              610,286.89             595,889.85
Citizens 33                                             1,029,119.00              322,224.62             305,709.06
Edgeview Estates                                        1,000,000.00              578,917.90             565,575.85

                                                    3,046,623,954.99        1,698,325,640.89       1,656,407,465.69

                                                                                    PENALTY           YM
PROPERTY NAME                                                NET INT 100 CPR        100 CPR           TYPE
-------------------------------------------------------------------------------------------------------------

1211 Avenue of the Americas                                  253,126,423.00
125 High Street                                              187,741,725.11
The Shops at Las Americas                                     22,141,672.50          13,406,031
Westfield Chesterfield                                        16,938,673.89           9,791,971
The Terrace Office Complex                                    76,791,051.98
Greenbrier Mall                                               44,876,487.71
Chapel Hill Mall                                              42,079,027.46
Park Square Building                                          40,727,557.00
One Penn Center                                               42,976,784.04
Redwood Portfolio I                                           34,228,652.91
Tindeco Wharf Apartments                                      29,636,987.81
Eagle Road Shopping Center                                    45,983,845.03
Willowwood I & II                                             27,629,918.84
LeCraw Portfolio - Three Properties                              233,041.09           2,818,248
Haverhill Apartments                                           2,376,052.95           2,576,160
Midland Mall                                                  20,766,273.34
Reckson Portfolio Subordinate Tranche                          7,612,352.25
7080 Hollywood Boulevard                                      18,501,165.00
Pavilion Place Apartments                                     11,503,440.47
Arbors at Winters Chapel                                         127,601.50           1,348,890
55 Hawthorne Street                                           11,201,609.65
Sylmar Square                                                 15,120,503.52
Atrium - Plano                                                14,110,221.84
Oakbrook Apartments                                           13,796,578.68
Tiger Plaza Apartments                                        11,664,657.03
Twin Towers Dallas                                            10,655,681.00
Beltway Marketplace                                           11,148,726.78
Atlantic Place                                                11,085,542.50
Sheraton Sand Key Hotel                                        2,754,402.24             342,934
Indigo Springs                                                11,142,066.36
Kite Naples Portfolio - Pine Ridge                            10,897,939.46
Kohl's - Herndon                                              10,419,982.75
100 Franklin Street                                           10,875,501.68
Oak Park Spring Lake Portfolio                                10,597,749.00
LeCraw Portfolio - Courtland Club Apartments                      73,517.49             906,878
Lincolnshire Springhill Suites                                 6,152,138.87
LeCraw Portfolio - Winterset Apartments                           71,204.00             878,340
South Valley Plaza                                             7,924,918.04
StorageMart #1905                                                 67,487.59             803,543
StorageMart #1906                                              3,727,920.53
Las Colinas at Brookhollow Apartments                          6,813,255.13
Brandywood Apartments                                          7,633,266.98
Kelly Crossing                                                 6,706,798.02
1155 Avenue of the Americas                                    3,439,499.65
Chesterfield Tech Park                                         7,060,891.94
Central Arts Building                                          6,925,248.78
River Exchange                                                 3,268,876.11
Oakwood Square Shopping Center                                 6,130,548.50
Naples Walk I, II, & III                                       2,381,168.81             764,586
Kite Naples Portfolio - Riverchase                             6,538,763.67
StorageMart #2101                                              2,850,349.78
StorageMart #129                                               2,839,116.88
Toluca Medical                                                 5,564,899.76
Hartford Run Apartments                                        2,819,308.42
StorageMart #535                                               2,482,472.13
3545 Wilshire Boulevard                                        5,257,493.90
StorageMart #505                                               2,401,033.56
5024 Pelham Road                                                  39,398.40             634,042
Cypress City Center                                            4,988,505.84
Corporate Square                                               4,706,492.01
ADF Portfolio                                                  4,460,350.95
Comfort Inn - King of Prussia                                  4,415,951.39
Tel Huron                                                      4,276,480.01
Springfield Apartments                                         3,832,456.01
Euclid Avenue Shopping Center                                  6,268,360.68
Silverlakes Professional Campus                                4,532,424.32
Hamden Village                                                 4,232,488.77
Trump International Hotel & Tower - Commercial                 4,227,876.33
Plaza Mayor                                                    1,712,443.84             579,267
StorageMart #1612                                              1,898,361.04
Holiday Inn Express - Langhorne-Oxford Valley                  3,753,348.78
Citizens 31 Portfolio                                             33,463.64             456,751
Border's Bookstore                                             1,549,064.92             525,460
Woodlake Apartments                                            1,645,646.07
Indian School                                                  3,460,463.13
Villa D'Orleans Apartments                                     3,731,733.02
Valencia Entertainment Center                                  3,467,834.22
Andresen Plaza                                                 3,388,156.01
Lakewood Ranch Shopping Center                                 1,313,224.36             422,381
StorageMart #128                                               1,624,278.14
StorageMart #538                                               1,604,901.38
Miramar Shopping Center                                        3,184,617.88
Oaks at Campbell Station                                       3,264,167.63
Walgreens - Reading                                            3,354,823.31
All Seasons Storage Center                                     3,282,147.52
Abington Shopping Center                                       3,217,096.88
Fishers Town Commons                                           3,218,854.47
Candlewood Suites South                                        3,160,066.65
Tropic Venture Portfolio                                       3,232,204.94
Lipscomb & Pitts Building                                      3,209,781.39
Hampton Inn - Eau Clair                                        2,921,878.79
Taft Hills Plaza                                               3,117,942.24
Ivey Glen Apartments                                           3,127,313.30
Floor Decor                                                      700,853.24             579,420
Valley Mack Plaza                                              3,087,370.19
Paradise Park                                                  3,081,743.02
Eckerd Portfolio - Wilson and Cambridge                        3,072,240.50
999 Walt Whitman                                               3,109,569.36
Country Club Safeway                                             872,433.50             445,663
Mango Plaza                                                    3,066,317.44
Citizens 23 Portfolio                                             26,192.31             357,503
StorageMart #506                                               1,392,880.29
StorageMart #105                                               1,381,647.38
StorageMart #112                                               1,359,181.57
303-313 Central Avenue                                         2,923,932.21
1315 Dixwell Avenue                                            2,813,030.75
StorageMart #820                                               1,321,551.34
Walgreens New Jersey                                           2,865,931.64
765 Moreland                                                   2,643,457.56
Citizens 18 Portfolio                                             23,211.96             316,824
Walgreens - Humble                                                22,851.44             534,897
Oak Tree Mobile Home Park                                      2,595,726.65
Victorville Self Storage                                       2,265,439.50
Holiday Inn - Superior                                         2,354,640.73
21st Century Storage                                           2,480,007.09
Walgreens - San Antonio                                           21,109.63             497,019
Citizens 19 Portfolio                                             21,098.25             287,974
Walgreens - Gessner                                               20,589.69             484,777
Cross River Mill                                               2,403,007.16
Mission Plaza Shopping Center                                    808,261.89             218,934
3300 Tenth Street                                                 18,575.56             298,938
Holiday Inn - Houghton                                         2,374,136.73
Northside Plaza                                                2,218,805.16
StorageMart #1610                                              1,092,400.07
Veronica III Medical Arts Building                             2,272,489.20
Rite Aid - Elko                                                   20,554.84             682,586
Walgreens - Huffmeister                                           19,575.80             458,222
StorageMart #805                                               1,055,893.12
Citizens 9 Portfolio                                              19,390.82             264,669
StorageMart #711                                               1,033,427.31
StorageMart #1611                                              1,013,208.08
Safeguard Self Storage                                           509,839.50             471,978
Yankee Candle Flagship Store                                     801,386.14             262,555
Dunmore Shopping Center                                        2,105,736.08
Citizens 24 Portfolio                                             18,760.63             256,067
Citizens 11 Portfolio                                             18,726.30             255,599
Brookhaven Plaza                                               2,253,595.32
Walgreens - Horn Lake                                          2,217,856.85
Guardian Self Storage - Military                               2,054,467.18
Oakbrook I Office Park                                         1,973,620.22
Access Self Storage                                            1,843,390.41
StorageMart #801                                                 891,611.88
Walgreens Vermont                                              1,890,976.95
StorageMart #1302                                                881,783.09
Bayberry Crossing Shopping Center                              1,776,048.43
StorageMart #1613                                                870,550.18
StorageMart #122                                                 858,193.98
Brattleboro & Bellows Falls                                    1,851,227.99
StorageMart #1609                                                835,447.35
Walgreens - Wake Forest                                        1,612,481.33
Holiday Inn Express Plainview                                  1,740,578.56
Citizens 25 Portfolio                                             14,719.64             200,911
Citizens 3 Portfolio                                              14,633.41             199,734
Eckerd - Whiteville                                            1,711,854.09
361 California Avenue                                          1,510,670.49
StorageMart #1301                                                752,604.67
Indian Lake Park Vue                                           1,498,590.68
3825 Del Amo                                                   1,580,046.65
Citizens 7                                                        13,598.87             185,613
Pinar Plaza                                                    1,601,820.76
StorageMart #516                                                 713,289.50
Stor-All/Weston II                                             1,220,988.60
7-Eleven of Coconut Creek                                      1,438,899.43
Hialeah Warehouse                                              1,400,695.22
Bellagio Shoppes                                               1,410,532.66
Guardian Self Storage - Bandera                                1,405,264.19
Vermont & Sepulveda                                            1,321,229.38
StorageMart #1603                                                640,275.62
Westridge Retail                                                 558,275.16             188,726
Stadium Square Apartments                                      1,340,065.04
Walgreens - Daphne                                             1,205,094.56
Eckerd - Cleveland                                             1,304,666.67
Stonegate Mobile Home Park                                     1,278,748.72
Citizens 10 Portfolio                                             11,159.23             152,314
Georgia Self Storage                                           1,189,129.24
StorageMart #107                                                 584,111.09
Fairfax II                                                       498,276.84             137,469
The Vineyards                                                  1,286,590.05
233 East Carrillo Street                                       1,229,489.22
Grants Crossing                                                1,175,699.47
4150 Boulder Highway                                           1,101,702.71
Eckerd - Cary                                                  1,105,923.20
Magnolia Park                                                  1,100,934.10
StorageMart #106                                                 498,741.01
CVS - Waynesboro, PA                                           1,007,600.53
Shady Oaks                                                       527,502.63
Atmos Energy                                                     966,581.51
Family Dollar Portfolio                                          840,328.37
Whitney Point Estates                                            856,108.31
Citizens 1 Portfolio                                               7,699.31             105,089
Colleyville Retail                                               888,838.11
Greenfield Secure Storage                                        856,766.67
101 East Seneca Turnpike                                         833,994.21
Stor-All/Oviedo                                                  656,147.04
Family Dollar - Fullerton                                        690,656.35
StorageMart #113                                                 365,069.43
Citizens 2 Portfolio                                               6,792.79              92,716
Citizens 26                                                        6,331.29              86,417
Family Dollar - Pulaski                                          622,696.93
Stor-All/Landmark                                                543,065.05
Citizens 30                                                        5,652.42              77,151
Waterville Commons                                               595,889.85
Citizens 33                                                        5,385.12              73,502
Edgeview Estates                                                 565,575.85

                                                           1,423,500,686.46       44,428,749.36

                               TSY      YIELDS
                            ---------------------
                               6 mo      5.017
                               2yr       4.670
                               3yr       4.584
                               5yr       4.553
                               10yr      4.599
                               30yr      4.744

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 22, 2006.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

CLASS A-AB TARGETED PRINCIPAL BALANCE

Distribution Date        Balance
------------------------------------
        October-06     77,000,000.00
       November-06     77,000,000.00
       December-06     77,000,000.00
        January-07     77,000,000.00
       February-07     77,000,000.00
          March-07     77,000,000.00
          April-07     77,000,000.00
            May-07     77,000,000.00
           June-07     77,000,000.00
           July-07     77,000,000.00
         August-07     77,000,000.00
      September-07     77,000,000.00
        October-07     77,000,000.00
       November-07     77,000,000.00
       December-07     77,000,000.00
        January-08     77,000,000.00
       February-08     77,000,000.00
          March-08     77,000,000.00
          April-08     77,000,000.00
            May-08     77,000,000.00
           June-08     77,000,000.00
           July-08     77,000,000.00
         August-08     77,000,000.00
      September-08     77,000,000.00
        October-08     77,000,000.00
       November-08     77,000,000.00
       December-08     77,000,000.00
        January-09     77,000,000.00
       February-09     77,000,000.00
          March-09     77,000,000.00
          April-09     77,000,000.00
            May-09     77,000,000.00
           June-09     77,000,000.00
           July-09     77,000,000.00
         August-09     77,000,000.00
      September-09     77,000,000.00
        October-09     77,000,000.00
       November-09     77,000,000.00
       December-09     77,000,000.00
        January-10     77,000,000.00
       February-10     77,000,000.00
          March-10     77,000,000.00
          April-10     77,000,000.00
            May-10     77,000,000.00
           June-10     77,000,000.00
           July-10     77,000,000.00
         August-10     77,000,000.00
      September-10     77,000,000.00
        October-10     77,000,000.00
       November-10     77,000,000.00
       December-10     77,000,000.00
        January-11     77,000,000.00
       February-11     77,000,000.00
          March-11     77,000,000.00
          April-11     77,000,000.00
            May-11     77,000,000.00
           June-11     77,000,000.00
           July-11     77,000,000.00
         August-11     77,000,000.00
      September-11     76,576,764.47
        October-11     75,378,000.00
       November-11     74,259,000.00
       December-11     73,017,000.00
        January-12     71,886,000.00
       February-12     70,750,000.00
          March-12     69,374,000.00
          April-12     68,226,000.00
            May-12     66,956,000.00
           June-12     65,796,000.00
           July-12     64,514,000.00
         August-12     63,342,000.00
      September-12     62,165,000.00
        October-12     60,798,000.00
       November-12     59,553,000.00
       December-12     58,174,000.00
        January-13     56,916,000.00
       February-13     55,652,000.00
          March-13     53,998,000.00
          April-13     52,720,000.00
            May-13     51,308,000.00
           June-13     49,862,000.00
           July-13     48,999,000.00
         August-13     48,431,694.67
      September-13     46,976,000.00
        October-13     45,361,000.00
       November-13     43,891,000.00
       December-13     42,261,000.00
        January-14     40,776,000.00
       February-14     39,284,000.00
          March-14     37,327,000.00
          April-14     35,818,000.00
            May-14     34,150,000.00
           June-14     32,625,000.00
           July-14     30,942,000.00
         August-14     29,401,000.00
      September-14     27,854,000.00
        October-14     26,147,000.00
       November-14     24,584,000.00
       December-14     22,862,000.00
        January-15     21,282,000.00
       February-15     19,694,000.00
          March-15     17,649,000.00
          April-15     16,044,000.00
            May-15     14,281,000.00
           June-15     12,659,000.00
           July-15     10,880,000.00
         August-15      9,242,000.00
      September-15      7,595,000.00
        October-15      5,792,000.00
       November-15      4,129,000.00
       December-15      2,309,000.00
        January-16        629,000.00
       February-16                --

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.

THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 22, 2006.

      STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

      The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-129844) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-800-666-2388 or by emailing CMBSREQ@lehman.com.

                      361,398,000       80,000,000      220,000,000       41,000,000       77,000,000      1,353,238,000
End Date             A1A              A1               A2                A3               AAB             A4

Sep-07                354,362,000       20,431,000      220,000,000       41,000,000       77,000,000      1,353,238,000
Sep-08                347,331,000               --      183,395,000       41,000,000       77,000,000      1,353,238,000
Sep-09                332,676,000               --       70,853,000       41,000,000       77,000,000      1,353,238,000
Sep-10                313,976,000               --               --               --       63,947,000      1,353,238,000
Sep-11                183,760,000               --               --               --               --      1,152,261,000
Sep-12                175,794,000               --               --               --               --      1,066,205,000
Sep-13                146,833,000               --               --               --               --        962,810,000

                      304,663,000      228,496,000       26,658,000       49,508,000       30,466,000         15,233,000
End Date            AM               AJ                B                 C                D                  E

Sep-07                304,663,000      228,496,000       26,658,000       49,508,000       30,466,000         15,233,000
Sep-08                304,663,000      228,496,000       26,658,000       49,508,000       30,466,000         15,233,000
Sep-09                304,663,000      228,496,000       26,658,000       49,508,000       30,466,000         15,233,000
Sep-10                304,663,000      228,496,000       26,658,000       49,508,000       30,466,000         15,233,000
Sep-11                304,663,000      228,496,000       26,658,000       49,508,000        9,826,000
Sep-12                304,663,000      228,496,000       26,658,000        7,348,000
Sep-13                304,663,000      214,851,000

                       38,083,000       26,658,000       30,466,000       34,275,000   Total
End Date              F                G                H                J             XCP Notional

Sep-07                 38,083,000       26,658,000       30,466,000       34,275,000    2,850,537,000
Sep-08                 38,083,000       26,658,000       30,466,000       34,275,000    2,786,470,000
Sep-09                 38,083,000       26,658,000       30,466,000        4,716,000    2,629,714,000
Sep-10                 25,631,000                                                       2,411,816,000
Sep-11                                                                                  1,955,172,000
Sep-12                                                                                  1,809,164,000
Sep-13                                                                                  1,629,157,000

Distribution            Reference
Date                    Rate
----------------------------------
10/15/06                  6.03411
11/15/06                  6.22026
12/15/06                  6.03412
01/15/07                  6.03413
02/15/07                  6.03414
03/15/07                  6.03419
04/15/07                  6.22038
05/15/07                  6.03416
06/15/07                  6.22043
07/15/07                  6.03418
08/15/07                  6.22047
09/15/07                  6.22050
10/15/07                  6.03420
11/15/07                  6.22055
12/15/07                  6.03422
01/15/08                  6.22059
02/15/08                  6.03423
03/15/08                  6.03426
04/15/08                  6.22067
05/15/08                  6.03426
06/15/08                  6.22072
07/15/08                  6.03427
08/15/08                  6.24187
09/15/08                  6.24190
10/15/08                  6.05472
11/15/08                  6.24195
12/15/08                  6.05473
01/15/09                  6.05474
02/15/09                  6.05475
03/15/09                  6.05483
04/15/09                  6.24207
05/15/09                  6.05477
06/15/09                  6.24212
07/15/09                  6.05478
08/15/09                  6.24217
09/15/09                  6.24219
10/15/09                  6.05480
11/15/09                  6.24224
12/15/09                  6.05481
01/15/10                  6.05482
02/15/10                  6.05482
03/15/10                  6.05494
04/15/10                  6.24234
05/15/10                  6.05484
06/15/10                  6.24239
07/15/10                  6.05485
08/15/10                  6.24244
09/15/10                  6.24115
10/15/10                  6.06490
11/15/10                  6.25265
12/15/10                  6.06491
01/15/11                  6.06492
02/15/11                  6.06493
03/15/11                  6.06506
04/15/11                  6.25278
05/15/11                  6.06494
06/15/11                  6.25046
07/15/11                  6.06324
08/15/11                  6.25003
09/15/11                  6.24968
10/15/11                  6.06293
11/15/11                  6.24969
12/15/11                  6.06290
01/15/12                  6.24969
02/15/12                  6.06286
03/15/12                  6.06291
04/15/12                  6.24968
05/15/12                  6.06280
06/15/12                  6.24967
07/15/12                  6.06276
08/15/12                  6.24967
09/15/12                  6.24967
10/15/12                  6.06270
11/15/12                  6.24967
12/15/12                  6.06266
01/15/13                  6.06263
02/15/13                  6.06261
03/15/13                  6.06284
04/15/13                  6.24949
05/15/13                  6.06254
06/15/13                  6.24722
07/15/13                  6.06046
08/15/13                  6.24521
09/15/13                  6.24523

THE INFORMATION IN THIS FREE WRITING PROSPECTUS SUPERSEDES THE INFORMATION IN
ANY PRIOR VERSIONS HEREOF AND WILL BE SUPERSEDED BY THE INFORMATION IN ANY
SUBSEQUENT FREE WRITING PROSPECTUSES PRIOR TO THE TIME OF SALE. THIS FREE
WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN
OFFER TO BUY ANY SECURITY OTHER THAN THE OFFERED CERTIFICATES, NOR DOES IT
CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE
OFFERED CERTIFICATES TO ANY PERSON IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL
TO MAKE SUCH AN OFFER OR SOLICITATION TO SUCH PERSON. THIS FREE WRITING
PROSPECTUS WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN
CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING
PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE,
LOSS, SPREADS, MARKET AVAILABILITY AND OTHER MATTERS. THE ACTUAL AMOUNT, RATE OR
TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS MAY BE DIFFERENT, AND
SOMETIMES MATERIALLY DIFFERENT THAN ANTICIPATED, AND THEREFORE THE PRICING,
PAYMENT OR YIELD INFORMATION REGARDING THE CERTIFICATES MAY BE DIFFERENT FROM
THE INFORMATION PROVIDED HEREIN. THERE CAN BE NO ASSURANCE THAT ACTUAL PRICING
WILL BE COMPLETED AT THE INDICATED VALUE(S). IN ADDITION, PRICING OF THE
CERTIFICATES MAY VARY SIGNIFICANTLY FROM THE INFORMATION CONTAINED IN THIS FREE
WRITING PROSPECTUS AS A RESULT OF VARIOUS FACTORS, INCLUDING, WITHOUT
LIMITATION, PREVAILING CREDIT SPREADS, MARKET POSITIONING, FINANCING COSTS,
HEDGING COSTS AND RISK AND USE OF CAPITAL AND PROFIT. THE PRICING ESTIMATES
CONTAINED HEREIN MAY VARY DURING THE COURSE OF ANY PARTICULAR DAY AND FROM DAY
TO DAY. YOU SHOULD CONSULT WITH YOUR OWN ACCOUNTING OR OTHER ADVISORS AS TO THE
ADEQUACY OF THE INFORMATION IN THIS FREE WRITING PROSPECTUS FOR YOUR PURPOSES.